As filed with the Securities and Exchange Commission on February 1, 2008

Registration No. 333-143840

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOUCHMARK BANCSHARES, INC.

(Name of small business issuer in its charter)

Georgia	6021	20-8746061
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3740 Davinci Court, Suite 150

Norcross, Georgia 30092

(770) 407-6700

(Address and telephone number of principal executive offices)

3170 Peachtree Industrial Boulevard, Suite 100

Duluth, Georgia 30097

(Address of principal place of business or intended principal place of business)

William R. Short

Chief Executive Officer

3740 Davinci Court, Suite 150

Norcross, Georgia 30092

(770) 407-6710

(Name, Address, and Telephone Number of Agent for Service)

With Copies to:

Robert C. Schwartz, Esq.

Smith, Gambrell & Russell, LLP

Suite 3100, Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309

(404) 815-3500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-143840.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate Offering price	Amount of registration fee
Common Stock, $0.01 par value per share	4,638,750	$10.00	$46,387,500	$1,424.10(2)
Warrants(1)	482,500	$0	$0	$0

(1)	Represents 470,000 organizer and director Warrants to purchase shares of Common Stock reserved for issuance to the organizers and directors of Touchmark Bancshares, Inc. and Touchmark National Bank, and 12,500 Warrants to purchase shares of Common Stock to be granted to a consultant.

(2)	Previously paid.

Touchmark Bancshares, Inc. is filing this Post-Effective Amendment No. 1 solely to add Exhibit 3.2 and Exhibit 10.9 to the Registration Statement.

Item 27.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation*

3.2	Articles of Amendment to the Company’s Articles of Incorporation

3.3	Bylaws*

4.1	See Exhibits 3.1, 3.2 and 3.3 for provisions in the Company’s Articles of Incorporation and Bylaws defining the rights of holders of the common stock

4.2	Form of certificate of common stock*

5.1	Legal Opinion of Smith, Gambrell & Russell, LLP*

10.1	Employment Agreement between the Company and William R. Short dated December 12, 2006*

10.2	Employment Agreement between the Company and Robert. D. Koncerak dated February 20, 2007*

10.3	Form of Organizer Warrant Agreement*

10.4	Form of Director Warrant Agreement*

10.5	Form of Escrow Agreement between The Bankers Bank and the Company*

10.6	Form of Organizer Contribution and Joint Venture Agreement*

10.7	Consulting Agreement between Interstate Brokers and the organizers dated March 8, 2006*

10.8	Form of Consultant Warrant Agreement*

10.9	Agency Agreement between SAMCO Capital Markets, Inc. and Touchmark Bancshares, Inc., dated January 11, 2008

23.1	Consent of Mauldin & Jenkins, LLC*

23.2	Consent of Smith, Gambrell & Russell, LLP (contained in its opinion filed as Exhibit 5.1)

24	Power of Attorney*

*	Previously filed

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, in the City of Norcross, State of Georgia, on February 1, 2008.

TOUCHSTONE BANCSHARES, INC.

By:	/s/ William R. Short
William R. Short
President and Chief Executive Officer
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ William R. Short William R. Short	President, Chief Executive Officer, Director	February 1, 2008

/s/ Robert D. Koncerak Robert D. Koncerak	Chief Financial Officer (Principal Accounting and Principal Financial Officer)	February 1, 2008

/s/ J. Egerton Burroughs* J. Egerton Burroughs	Director	February 1, 2008

/s/ J. William Butler* J. William Butler	Director	February 1, 2008

/s/ Daniel B. Cowart* Daniel B. Cowart	Director	February 1, 2008

/s/ Barry A. Culbertson* Barry A. Culbertson	Director	February 1, 2008

/s/ Howard R. Greenfield* Howard R. Greenfield	Director	February 1, 2008

/s/ Yuling R. Hayter* Yuling R. Hayter	Director	February 1, 2008

/s/ John L. Johnson* John L. Johnson	Director	February 1, 2008

Signature	Title	Date

/s/ Daniel J. Kaufman* Daniel J. Kaufman	Director	February 1, 2008

/s/ Moon K. Kim* Moon K. Kim	Director	February 1, 2008

/s/ C. Hiluard Kitchens, Jr.* C. Hiluard Kitchens, Jr.	Director	February 1, 2008

/s/ Sudhirkumar C. Patel* Sudhirkumar C. Patel	Director	February 1, 2008

/s/ Thomas E. Persons, Sr.* Thomas E. Persons, Sr.	Director	February 1, 2008

/s/ Hasmukh P. Rama* Hasmukh P. Rama	Director	February 1, 2008

/s/ J. J. Shah* J. J. Shah	Director	February 1, 2008

/s/ Meena J. Shah* Meena J. Shah	Director	February 1, 2008

/s/ Bobby G. Williams* Bobby G. Williams	Director	February 1, 2008

/s/ Vivian A. Wong* Vivian A. Wong	Director	February 1, 2008

By:	/s/ William R. Short
William R. Short
Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Incorporation*

3.2	Articles of Amendement to the Compay’s Articles of Incorporation

3.3	Bylaws*

4.1	See Exhibits 3.1, 3.2 and 3.3 for provisions inthe Company’s Articles of Incorporation and Bylaws defining the rights of holders of the common stock

4.2	Form of certificate of common stock*

5.1	Legal Opinion of Smith, Gambrell & Russell, LLP*

10.1	Employment Agreement between the Company. and William R. Short dated December 12, 2006*

10.2	Employment Agreement between the Company and Robert. D. Koncerak dated February 20, 2007*

10.3	Form of Organizer Warrant Agreement*

10.4	Form of Director Warrant Agreement*

10.5	Form of Escrow Agreement between The Bankers Bank and the Company*

10.6	Form of Organizer Contribution and Joint Venture Agreement*

10.7	Consulting Agreement between Interstate Brokers and the organizers dated March 8, 2006*

10.8	Form of Consultant Warrant Agreement*

10.9	Agency Agreement between SAMCO Capital Markets, Inc. and Touchmark Bancshares, Inc., dated January 11, 2008

23.1	Consent of Mauldin & Jenkins, LLC*

23.2	Consent of Smith, Gambrell & Russell, LLP (contained in its opinion filed as Exhibit 5.1)

24	Power of Attorney*

*	Previously filed

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